LOCK-UP AGREEMENT

_________________, 2015

Oppenheimer & Co. Inc.

Needham & Company, LLC

As Representatives of the Several Underwriters

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

c/o Needham & Company, LLC

445 Park Avenue

New York, New York 10022

Re: Public Offering of Adesto Technologies Corporation

Ladies and Gentlemen:

The undersigned, a holder of common stock, no par value (“Common Stock”), or rights to acquire Common Stock, of Adesto Technologies Corporation, a California corporation together with any successor entities (the “Company”) understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of shares of Common Stock of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Oppenheimer & Co. Inc. and Needham & Company, LLC (the “Representatives”) on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus (the “Lock-Up Period”) relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. The foregoing restrictions shall not apply to:

i.	transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts; provided, that, the recipient of such a gift agrees to be bound in writing by the restrictions set forth herein; provided, further, that no filing under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such disposition;

ii.	transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (a) to any member of the immediate family of the undersigned, (b) to any trust or partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (including by will or intestate succession), (c) by will or intestacy, or (d) pursuant to a qualified domestic order or in connection with a divorce settlement or other court order; provided, that, in the case of any transfer pursuant to this Paragraph ii, the transferee agrees prior to any such transfer to be bound in writing by the restrictions set forth herein (except that in the case of transfers made pursuant to subsection (d) hereof if the transferee does not so agree, such transfer may continue to be made by operation of law pursuant to such order or settlement); provided, further, that no filing under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such transfer during the Lock-Up Period;

iii.	the conversion of outstanding shares of the Company’s preferred stock (the “Preferred Stock”) into shares of Common Stock in connection with the consummation of the Offering; provided, that, any such shares of Common Stock received upon such conversion shall be subject to the restrictions set forth herein;

iv.	transfers or distributions of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned, provided the undersigned is (1) a corporation, partnership or other business entity either to (A) another corporation, partnership or other business entity that controls, is controlled by or managed by or is under common control with the undersigned or (B) as part of a distribution to an equity holder of the undersigned or the estate of any such equity holder, or (2) a trust, to a trustee or beneficiary of the trust or the estate of a beneficiary of such trust; provided, that, in the case of any transfers or distributions pursuant to this Paragraph iv, the transferee or distribute agrees to be bound in writing by the restrictions set forth herein; provided, further, that no filing under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such transfer or distribution during the Lock-Up Period;

v.	the exercise for cash of any stock options granted under an equity incentive plan described in the Prospectus in accordance with the terms of the equity incentive plan and the agreements related thereto; provided, that, any Common Stock issued to the undersigned upon such exercise shall continue to be subject to the restrictions set forth herein;

vi.	the “cashless” exercise of any stock options granted under an equity incentive plan described in the Prospectus in accordance with the terms of the equity incentive plan and the agreements related thereto; provided, that, any Common Stock issued to the undersigned upon such exercise shall continue to be subject to the restrictions set forth herein; provided, further that, no filing under the Exchange Act reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such exercise or transfer during the Lock-Up Period;

vii.	the exercise of outstanding warrants to acquire shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that are described in the Prospectus, including the transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the “net” or “cashless” exercise or settlement of such warrants; provided, that, the shares of Common Stock or other securities delivered to the undersigned upon such exercise shall continue to be subject to the restrictions set forth herein; provided, further that, no filing under the Exchange Act reporting a reduction in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such exercise or transfer during the Lock-Up Period;

viii.	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided, that, such plan does not provide for the transfer of Common Stock during the Lock-Up Period; provided, further, that no filing under the Exchange Act or other public announcement reporting the establishment of such plan shall be required or voluntarily made by or on behalf of the undersigned or the Company in connection with such plan during the Lock-Up Period;

ix.	transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to the Company’s right to repurchase such securities or right of first refusal with respect to the transfer of such securities; provided, that, if such transfers are required to be reported on Form 4 in accordance with Section 16 of the Exchange Act, the undersigned shall include a statement in such report to the effect that the filing relates to a repurchase by the Company pursuant to a plan or agreement with the Company;

x.	transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; provided, that, no filing under the Exchange Act or other public announcement reporting a change in the beneficial ownership of Common Stock held by the undersigned shall be required or voluntarily made in connection with such transactions during the Lock-Up Period; and

xi.	any exchange or transfer of Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or Common Stock by the undersigned in connection with the Company’s reincorporation in Delaware; provided that any securities issued to the undersigned as part of such exchange or transfer shall continue to be governed by this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned shall be permitted to pledge as collateral for any bona fide loan facility and transfer in the event of a default of such bona fide loan facility any Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or Common Stock, provided that the lender agrees in writing that the Preferred Stock or Common Stock or any securities convertible into or exercisable or exchangeable for Preferred Stock or Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement.

The undersigned also agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

If the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering and the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a proposed transfer of shares of Common Stock by the undersigned, the Representatives will notify the Company of the impending release or waiver, and the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective on or before December 31, 2015, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

If an Individual:	If an Entity:

By:	Entity:

Name:	By:

Name:

Title:

Address:	Address: